Exhibit 99.4

Allurion Announces Positive Topline Results From AUDACITY Trial

At 48 weeks, Allurion Balloon subjects had a greater than 50% responder rate and substantially greater weight loss than Control subjects

Low rate of serious adverse events supports favorable safety profile of the Allurion Balloon

Fourth and final module of PMA submission including AUDACITY trial data planned for 2025

NATICK, Mass. – January 8, 2025 – Allurion Technologies, Inc. (NYSE: ALUR), a company dedicated to ending obesity, today announced topline results from the AUDACITY Food & Drug Administration (FDA) pivotal trial evaluating the safety and efficacy of the Allurion Balloon.

The AUDACITY trial is an open-label, multicenter, randomized, controlled study and is the first FDA pivotal trial on an intragastric balloon for weight loss to report primary outcomes beyond 9 months. 550 subjects were randomized 1:1 to either two cycles of the Allurion Balloon1 or a control group that received moderate intensity lifestyle therapy. Subjects in the treatment group received their first Allurion Balloon at Week 0, which passes at approximately Week 16, and a second Allurion Balloon at Week 24, which passes at approximately Week 40. Co-primary endpoints based on Allurion Balloon subject responders and a comparison of percent total body weight loss between groups were measured at Week 48, approximately eight weeks after the second Allurion Balloon passes at Week 40.

The AUDACITY trial achieved its responder rate co-primary endpoint by demonstrating that more than 50% of Allurion Balloon subjects lost more than 5% of their total body weight at 48 weeks (58%; p-value = 0.0089). At 48 weeks, Allurion Balloon subjects exhibited substantially greater weight loss compared to control subjects with a 3.77% mean difference in total body weight loss, resulting in a 2.69% superiority margin. This margin was less than the pre-specified 3% superiority margin needed to meet the comparative co-primary endpoint (p-value=0.1616) and was impacted, in part, by higher-than-expected weight loss in control subjects. At 40 weeks, approximately when the second Allurion Balloon has passed, the 4.22% mean difference in total body weight loss between groups exceeded a 3% superiority margin.

[1]	Subjects received only the Allurion Balloon without the Allurion App, Bluetooth® Scale, Coach Iris, or access to the Virtual Care Suite.

The rate of serious adverse events in Allurion Balloon subjects in the AUDACITY trial was 3.1%, the lowest reported in a pivotal FDA trial for a liquid-filled intragastric balloon indicated for weight loss.2

Based on the results of the AUDACITY trial, Allurion plans to submit the fourth and final module of the Pre-Market Approval (PMA) application to the FDA.

“I believe the results of the AUDACITY trial demonstrate a favorable benefit-risk profile for people with obesity,” said Dr. Shelby Sullivan, Professor of Medicine and Director, Endoscopic Bariatric and Metabolic Program Center for Digestive Health at Dartmouth-Hitchcock Health and Lead Investigator of the AUDACITY trial. “If approved, the Allurion Balloon could fill a significant gap in the treatment of obesity and serve as a valuable alternative to GLP-1 medications.”

“Data from the AUDACITY trial demonstrate the Allurion Balloon’s positive impact on weight loss and excellent safety record,” said Dr. Ram Chuttani, Chief Medical Officer and Founding Partner of Allurion. “We believe that the Allurion Balloon will be a novel and very useful therapy for people in the United States living with obesity.”

“We were pleased with the performance of the Allurion Balloon subjects in the AUDACITY trial, where a majority of them were responders while using the balloon alone, without the customized digital platform that normally accompanies it commercially,” said Dr. Shantanu Gaur, Founder and CEO of Allurion. “Combined with our real-world experience in over 150,000 patients outside the United States where weight loss, exceeding that observed in AUDACITY, ranges from 14% to up to 22% when the Allurion Balloon is combined with the AI-powered Virtual Care Suite3,4, the AUDACITY trial results further bolster a rich data set on the safety and efficacy of the Allurion Balloon. We are looking forward to submitting these data to the FDA and advancing our PMA application toward FDA approval.”

Additional data on the AUDACITY trial will be presented at upcoming medical meetings.

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight loss platform that features the Allurion Gastric Balloon, the world’s first and only swallowable, Procedure-less™ intragastric balloon for weight loss, and offers access to the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers, Allurion Insights for health care providers featuring the Coach Iris AI Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor and manage weight loss therapy for patients regardless of their treatment plan: gastric balloon, surgical, medical or nutritional. The Allurion Gastric Balloon is an investigational device in the United States.

[2]	The Allurion Balloon has not been compared to other liquid-filled intragastric balloons in a head-to-head study for weight loss or for frequency or type of adverse events.
[3]	Ienca et al. Obesity Surgery. 2020 Sep;30(9):3354-3362.
[4]	Ienca R, et al. Sequential Elipse Balloon Treatment 1 Year Weight Loss Results Approximate Bariatric Surgery Results, 2020.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the U.S. federal and state securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding: the timing of, and plan to submit, a PMA application for the Allurion Balloon; the Allurion Balloon being a novel therapy for people with obesity; and the ability of the Allurion Ballon to fill the gap in the treatment of obesity and serve as a valuable alternative to GLP-1 medications. Forward-looking statements are predictions, projections and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Many factors could cause actual future results or developments to differ materially from the forward-looking statements in this communication, including but not limited to (i) the ability of Allurion to obtain and maintain regulatory approvals for and successfully commercialize its program, including the Allurion Balloon, its VCS platform, and its compounded GLP-1 program, in the United States and abroad, (ii) the timing of, and results from, our clinical studies and trials and submission of such results to regulatory authorities, including the PMA application, (iii) the evolution of the markets in which Allurion competes, including the impact of GLP-1s, (iv) the ability of Allurion to defend its intellectual property, (v) the impact of the COVID-19 pandemic, the Russia and Ukraine war, and the conflict in the Middle East on Allurion’s business, (vi) Allurion’s expectations regarding its market opportunities, including those for the Allurion Program, its VCS platform, and its compounded GLP-1 program, (vii) the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which Allurion operates, (viii) the successful development of our sales, marketing and commercial capabilities in the U.S., if the Allurion Balloon is approved by the FDA, (ix) our ability to raise capital when needed, and (x) our ability to comply with NYSE listing requirements. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Allurion’s Annual Report on Form 10-K filed on March 26, 2024 (as subsequently amended), Quarterly Report on Form 10-Q filed on November 13, 2024, and other documents filed by Allurion from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Allurion assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Allurion does not give any assurance that it will achieve its expectations.

Global Media

Hannah Lindberg

hlindberg@allurion.com

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